EXHIBIT 32.1

Certification of President and Chief Executive Officer
Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14
as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of UltraGuard Water Systems Corp on Form 10-KSB for the period ended December 31, 2003 as filed with the Securities and Exchange Commission, Ken Fielding, President and Chief Executive Officer of UltraGuard Water Systems Corp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarban-Oxley Act of 2002, to our knowledge

(1)
the quarterly report of UltraGuard Water Systems Corp for the period ended December 31, 2003, fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such quarterly report of UltraGuard Water Systems Corp for the period ended December 31, 2003 fairly represents, in all material respects, the financial conditions and results of operations of UltraGuard Water Systems Corp.

Date: April 13, 2004

/s/ Ken Fielding

Ken Fielding
President and Chief Executive Officer